UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 11, 2014 (September 11, 2014)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1440 E. Missouri Ave., Suite 160, Phoenix, AZ 85014

(Address of principal executive offices, including zip code)

(602) 264-1375

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

BUENAVISTA DEL COBRE, S.A. DE C.V. , A SUBSIDIARY OF SOUTHERN COPPER CORPORATION, REPORTS ON THE ESTABLISHMENT OF A TRUST OF TWO BILLION PESOS (APPROXIMATELY $154 MILLION) FOR THE ENVIRONMENTAL REMEDIATION AND PAYMENT OF MATERIAL DAMAGES TO THE RIVERSIDE RESIDENTS OF THE COUNTIES AFFECTED BY THE ACID SPILL THAT ENTERED THE BACANUCHI AND SONORA RIVERS.

RELEVANT EVENT

México, D.F., September 11, 2014, Buenavista del Cobre, S.A. de C.V. (the “Company”) reports that in order to reinforce the actions that the Company has already taken, comply with the environmental remediation plan and, in such as the case may be, pay material damages to riverside residents of the seven counties affected by the regrettable accident that occurred on August 6, 2014, the Company has committed to the Mexican Federal Government to establish a trust in the amount of two billion pesos (approximately $154 million).

The trust will have a Technical Committee, which will be comprised of the Mexican Federal Government, the Company and specialists, and will be counseled by a group of environmental experts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Javier Gomez Aguilar
Name:	Javier Gomez Aguilar
Title:	Vice President, Legal and General Counsel

Date: September 11, 2014